As filed with the Securities and Exchange Commission on May 14, 1999
                                             Registration No. 333-69415

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           Pre-effective Amendment 2
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933


                            BALANCED LIVING, INC.
           (Exact name of registrant as specified in its charter)


      Colorado                    8299                     87-0575577
  (State or other      (Primary Standard Industrial     (I.R.S. Employer
  jurisdiction of       Classification Code Number)    Identification No.)
   organization)


                      6375 South Highland Drive, Suite D
                         Salt Lake City, Utah  84121
                              (801) 424-1624
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             JEANNENE BARHAM
                   President and Chief Financial Officer
                           Balanced Living, Inc.
                    6375 South Highland Drive, Suite D
                        Salt Lake City, Utah  84121
                             (801) 424-1624
         (Name, address, including zip code, and telephone number, including area code, of agent for service)


                               Copies To:
                         A. ROBERT THORUP, ESQ.
                         RAY, QUINNEY & NEBEKER
                          79 South Main Street
                       Salt Lake City, Utah 84111
                             (801) 323-3359
                          (fax) (801) 532-7543


Approximate date of commencement of proposed sale of the securities to the
Public: As soon as practicable after the Effective Time of this Registration Statement.

                     CALCULATION OF REGISTRATION FEE

Title of each   Amount to       Proposed         Proposed        Amount of
class of         to be      Maximum offering  Maximum aggregate registration
securities to   registered   price per share   offering price       fee
be registered

common stock    100,000              -                 -               -
units

common stock    100,000           $2.00           $200,000         $59.00
($0.001 par     shares
value)

Class A         100,000           $3.00           $300,000         $88.50
Warrants and    warrants
underlying      and under-
common stock    lying shares

Class B         100,000           $5.00           $500,000        $147.50
Warrants and    warrants
underlying      and under-
common stock    lying shares

Class C         100,000          $10.00         $1,000,000        $295.00
Warrants and    warrants
underlying      and under-
common stock    lying shares

TOTAL                                                             $590.00

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       P  R  O  S  P  E  C  T  U  S

                    100,000 Units      $2.00 per Unit

          Each Unit Consists of One Share of Common Stock, And One
     Each of a Class A Warrant, a Class B Warrant, and a Class C Warrant

                          BALANCED LIVING, INC.
                         A Colorado Corporation

					Balanced Living, Inc. is a new Colorado
					corporation engaged in the personal development
					business, and offers seminars, books, and
	    [LOGO]			related personal development products to its
					clients. All of its current activies are
					conducted in its wholly owned subsidary,
					The Balanced Woman, Inc.

					These securities have not been approved or
   Balanced Living, Inc.	disapproved by the Securities and Exchange
6375 S. Highland Dr., Ste. D	Commission, or any state securities agency,
 Salt Lake City, UT 84121	nor has any federal or state regulatory
					agency passed upon the accuracy or adequacy
					of this propectus. Any representation to the
					contrary is a criminal offense.

    This offering
     involves a
    significant
   degree of risk

   Investors need
    to read the
   section called
   "Risk of this
    Investment"
  found at page 3

    	- The Offering
                                                    Per Unit    Total

      	Public Offering Price		           $2.00     $200,000

		Estimated Selling Discounts
            and Commissions 	        	           $0.20	    $20,000

		Estimated Proceeds to Balanced Living    $1.80	   $180,000

- This is a "best efforts, all or none" offering. Offering proceeds will be deposited after receipt into an escrow account pending receipt of subscriptions totaling $200,000 or termination of the offering. If all of the Units are not subscribed, all investor funds will be refunded without interest or deduction of any kind.

- If subscription for all 100,000 units have not been received by July 31, 1999, subject to an extension at the sole discretion of Balanced Living for an additional 30 days, all funds received will be refunded to subscribers without interest or deductions.

- Subscribers will have no right to return or use of their funds during the offering period.

- An investor's purchase of units may not exceed 10% of that investor's net worth.

- There is no public market for Balanced Living common stock.

- Information about the Warrants:

    - Class A Warrants allow the purchase of one (1) share of common stock for $3.00
    - Class B Warrants allow the purchase of one (1) share of common stock for $5.00
    - Class C Warrants allow the purchase of one (1) share of common stock for $10.00.
    - All of the warrants are valid until December 31, 2003, when they will expire.

              The Date of this Prospectus is May    , 199


					   COVER

                          [Inside Front Cover]

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, that information and representations must not be relied on as having been authorized by Balanced Living. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

Notice to New York Residents

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representations to the contrary is unlawful.


                 [This Space Left Blank Intentionally]

PROSPECTUS SUMMARY FOR BALANCED LIVING

This is a brief summary of the information in this prospectus. We encourage you to read the entire prospectus before you decide whether and how much to invest in the units.

- Balanced Living

    	Balanced Living, Inc. ("Balanced Living") is a newly formed Colorado corporation with no operating history and under the management of persons with limited experience in starting and successfully developing a new company. The business of Balanced Living initially will be conducted through its wholly owned subsidiary, The Balanced Woman, Inc., ("Balanced Woman") also a relatively new Colorado corporation.

    	Balanced Living was organized by women for the benefit of women, and to function as part of the personal growth/life management industry (a rapid growing industry designed to provide self-help and self-improvement-related products and services to individuals). It offers seminars, personal growth experiences and products that assist women in living more balanced and purposeful lives.

	Balanced Living will earn revenue for the following:

	- Seminars.
	- Products.
	- Circles of Women.

	For detailed information about these activities see "Information About Balanced Living" page 13.

- Balanced Living's Financial History and Current Position

    	Balanced Living was formed on July 1, 1998 and acquired Balanced Woman on July 14, 1998. Balanced Woman was formed on January 26, 1998. Balanced Living has earned total revenues since inception of $24,783 (through March 31, 1999) and experienced a net loss of ($357,885) for the same period. At March 31, 1999, Balanced Living had cash on hand of $37,139 and a negative net worth of ($357,885).

- How will Balanced Living use the Net Proceeds of this offering?

    	Balanced Living estimates that it will have $151,660 available from this offering after expenses if the total offering is sold. Any funds raised through this offering will be used to implement the seminars and products described above, including salaries and expenses of the management team during the start-up period. See "Use of Proceeds."

- Becoming a Shareholder

    	You must complete and sign a subscription agreement and submit that with your investment money. If your investment is not more than ten percent of your net worth you will be accepted as a shareholder. When your subscription has been accepted, you will receive a countersigned copy of your subscription agreement and an acknowledgment letter along with your share certificates.

- Escrow of Investor Funds.

All investor subscription funds received will deposited into a separate escrow account pending receipt of subscription totaling the full $200,000. See "Plan of Distribution."


                  [This Space is Left Blank Intentionally]

RISK FACTORS

	An investment in the units involves a high degree of risk and should only be made by persons who can afford to lose up to their entire investment. Before purchasing units, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

RISKS INHERENT IN BALANCED LIVING

- Balanced Living's Limited Operating History.

Balanced Living was formed in July 1998, and is in the development stages of its business plan. It has no significant assets, has just begun business operations, and considers 1998 and early 1999 to be a period of research and development. There is no assurance that upon completion of this offering Balanced Living will be able to continue successfully implementing its business plan or that it will ever operate profitably.

- Balanced Living's Limited Capital and Need for Additional Capital.

With the exception of approximately $320,000 in equity purchases from the founders and a few private investors, Balanced Living has no significant assets or operating capital. Balanced Living's auditors deem Balanced Living a going concern and Balanced Living is totally dependent upon receipt of the proceeds of this offering to provide the working capital necessary to continue the development of its business. Even so, upon successful completion of the offering , the working capital available to Balanced Living will be limited. Balanced Living has no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event that the proceeds from this offering are not sufficient to move Balanced Living to internal funding and profitability, Balanced Living may need to seek additional financing from commercial lenders or other sources, including additional sales of equity, for which it presently has no commitments or arrangements.

- Balanced Living's Limited Management.

Balanced Living will be substantially dependent upon its current management team, only 2 of which are employees. See "Management." Three other key personnel are functioning as independent contractors and are involved with other businesses. Balanced Living also relies heavily on the training, teaching methods, and curriculum of Rose Blackham, which is provided to Balanced Living by independent contract. Currently, Ms. Blackham is the chief facilitator of Balanced Living's seminars, although not an officer or director. The stability and growth of Balanced Living would be significantly compromised if Ms. Blackham were unable or unwilling to perform these responsibilities. Balanced Living does not carry key person life insurance with respect to any employee or contractor, and has no employment agreements.

- Balanced Living's Conflicts of Interest and Non-Arms-Length
  Transactions.

   Many of the services and goods acquired by Balanced Living have been and will likely come from sources connected in some way with members of Balanced Living's management team. For example, members of management have supplied operating capital to Balanced Living and may do so in the future by means of loans or purchases of equity. Some members of the management team have other interests which could give rise to conflicts with respect to the amount of time devoted to Balanced Living. There is no assurance such conflicts of time and interests will be resolved favorably to Balanced Living.

- Risks of Insufficient Funding for Balanced Living and Unavailability of such Financing.

	Balanced Living has earned only limited revenues to date and is primarily dependent upon the proceeds of this offering to proceed with its business plan. See "Plan of Operations" page 11. There is no assurance that Balanced Living will raise the full amount of this offering. The failure to substantially complete this offering puts the success of Balance Living in jeopardy. Investors are entitled to the return of their investment if less than the full offering is sold.

    Balanced Living believes that the proceeds of this offering will be sufficient to implement its business plan. Moreover Balanced Living cannot ascertain with any degree of certainty the future capital requirements for the full development and production of its seminars, products and inventory, and may need to raise more funds than are sought in this offering. There can be no assurance that additional financing will be available to Balanced Living on acceptable terms, if at all.

- Balanced Living's Year 2000 Risks.

Balanced Living faces risks from the Year 2000 computer problem in three areas:

	- its own computer systems;

	- its appliances and equipment with embedded chips; and

	- the possibly non-compliant systems of its third party vendors and service providers.

While Balanced Living believes that its own computerized information processing systems are "Y2K" compliant with four digit dating and recognizing 2000 as a leap year, it is still in the early stages of assessing its non-computer equipment for non-compliant embedded chips. Balanced Living is also in the very earliest stages of assessing and communicating with its key vendors and service providers to determine their Y2K compliance. In a worst case scenario, Balanced Living may not be able to present its seminars because of disruptions in transportation systems, building locations, or utility services. In the event of significant economic turmoil from Y2K occurrences, the demand for Balanced Living's seminars and products may be significantly reduced. Suppliers of its private label products may not be able to ship sufficient quantities to meet Balanced Living's needs. Balanced Living's own offices may be closed by equipment or utility failures or possible civil unrest.

RISKS RELATED TO THE NATURE OF
  BALANCED LIVING'S BUSINESS

- Balanced Living's Uncertain Market Acceptance.

	Balanced Living's business plan is based upon the experience of the "Balanced Woman" Seminars given to date and the observed market acceptance of related products and services. There are no assurances of general market acceptance of Balanced Living's products and services. Balanced Living's business will be subject to all the risks associated with the packaging and introduction of new seminars and product lines for sale into the competitive self- improvement seminar market.

- Balanced Living's Intellectual Property Risks.

	Balanced Living relies primarily on copyright laws and employee and third party nondisclosure agreements to protect its intellectual property. Balanced Living has completed the registration and copyright of its trademarks, word mark, service mark, and the copyright of all of the materials used in the seminars. Rose Blackham has transferred all rights to any pre-existing concepts and materials to Balanced Living.
Unauthorized copying of its products and services could damage Balanced Living significantly. Although Balanced Living is not aware that any of its products and services are materially infringing the rights of others, it is possible they are. If so, Balanced Living could have to modify its products and services, at substantial possible cost. Balanced Living might be subject to lawsuits if it is alleged that it is infringing on the property rights of others.

- The General Economic Situation.

	Balanced Living provides products and services that are not essential to the support of life. In the event of significant economic downturns in the United States or the World caused by any or all of a number of potential causes, the demand for Balanced Living's seminars and products may be significantly reduced.

   RISKS RELATED TO
BALANCED LIVING'S OFFERING

- Best Efforts Offering/No Prior Firm Commitments for Balanced Living.

	The units are offered on a "best-effort, all or none" basis with no underwriter assistance or firm commitment from any investor or dealer. No assurance can be given that all of the units will be sold. However, escrow provisions have been made to insure that if subscriptions for all the units are not received within the offering period, plus any extensions, all funds received will be promptly refunded to subscribers without interest or deductions. During the offering period, subscribers will receive no interest on their funds nor have any use or right to return of the funds.

- Benefits to Present Balanced Living Shareholders; Continued Control.

	There are 762,681 shares of Balanced Living's common stock (not including any shares underlying stock options or warrants) presently issued and outstanding of which 643,212 shares were purchased by the founders of Balanced Living for a total aggregate consideration of $89,421. Immediately after completion of this offering, assuming the full $200,000 is sold, Jeannene Barham and Rose Blackham, will together own 75% of the then outstanding common stock, for which they will have paid an average $0.139 per share; and investors who converted their notes payable to equity and investors in this offering will own the other 25%, for which they will have paid $2.00 per share (without regard to the warrants included in the units). Thus, investors in this offering will contribute to capital of Balanced Living a disproportionately greater percentage than Jeannene Barham and Rose Blackham. Moreover, the current shareholders will continue to control Balanced Living through their majority common share voting ability. See "Dilution."

- Broad Discretion to Use Offering Proceeds.

	Management will have wide discretion as to the allocation, priority and timing of the allocation and spending of funds raised from this offering. The use of the proceeds of the offering may vary significantly from those outlined in this prospectus depending on numerous factors, including the success that Balanced Living has testing and marketing its products. Investors purchasing the units will be entrusting their funds to Balanced Living's management, upon whose judgement the investors must depend. See "Use of Proceeds" and "Management."

- Arbitrary Determination of Offering Price.

	The public offering price of the units offered hereby was arbitrarily determined by Balanced Living without the advice of an underwriter. The price bears no relationship to Balanced Living's assets, book value, net worth or other recognized criterion of value. In no event should the public offering price be regarded as an indicator of any future market price of the units.

- There May Not Be A Public Trading Market.

	Prior to this offering, there was no public market for Balanced Living's common stock, and the offering price for the units was determined arbitrarily by the board of directors.

	Balanced Living does not currently meet the numerical requirements (such as income, stockholders' equity and number of public shares outstanding) to have its shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. As soon as it meets those requirements, Balanced Living intends to apply for a trading listing such that its common stock can be followed on public information services over the Internet or in the financial trade publications. Until any listing, Balanced Living has not yet decided whether to utilize the provisions of Rule 15c2-11 under the Securities Exchange Act to enable limited public trading in its common stock. It is unlikely that sufficient shares will be outstanding in the foreseeable future to support a public market in Balanced Living's common stock. The price of the units, after the completion of this offering, can vary due to general economic conditions and forecasts, Balanced Living's general business condition, the release of Balanced Living's financial reports and sales of shares, which were outstanding prior to this offering. See "Units Eligible For Future Resale."

- Balanced Living's State Blue Sky Registration; Restricted Resales of the Securities.

	Balanced Living has not made application to register the Securities in any states except:

	- Colorado; and
	- New York

	Balanced Living will seek to obtain an exemption from registration to offer and sell the units in various other state jurisdictions and may also make additional application to register the units in some states. Purchasers of units in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the units are registered. In order to prevent resale transactions in violations of states' securities laws, public stockholders may only engage in resale transactions in the units in such jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. As a matter of notice to the holders thereof, the common stock and warrant certificates will contain information with respect to resale of the securities. Further Balanced Living will advise its market makers, if any, of such restriction on resale.

	Such restriction on resales may limit the ability of investors to resell the units purchased in this offering.

	Several additional states may permit secondary market sales of the units:

	- Once or after certain financial and other information with respect to Balanced Living is published in a recognized securities manual such as Standard & Poor's Corporation Records.

	- After a certain period has elapsed from the date hereof.

	- Pursuant to exemptions applicable to certain investors.

- Some Units Owned By Earlier Investors Could Be Sold After The
  Offering, Affecting The Resale Price.

	The owners of 762,681 shares of Balanced Living's common stock will be able to sell 100,000 of these shares any time after July 1, 1999; 500,000 shares at any time after July 14, 1999; and 162,681 shares at any time after April 30, 2000, assuming a public market exists at such times. Whenever any shares of Balanced Living's common stock are sold, it could cause the pending resale share price, if any, to go down and might keep it from rising. See "Shares Eligible for Future Resale."

- Statutory And Charter Limitations Could Deter An Acquisition Of
  Balanced Living.

The laws under which Balanced Living is chartered deny voting rights to persons trying to acquire control, subject to approval by the other shareholders. Balanced Living's articles of incorporation and bylaws also contain provisions, which allow shareholders to increase the quorum or voting requirement for shareholders. These provisions would make it relatively difficult to authorize a merger or other business combination, to change the board of directors or to amend charter provisions. This could deter an acquisition of Balanced Living that might otherwise be of benefit to shareholders who are not part of management. See "Description of Common Stock."

- The "Penny Stock" Rules Could Make Selling Balanced Living Units More
  Difficult.

	Balanced Living's common stock might be defined as a "penny stock" pursuant to Rule 3a51-1 under the Securities and Exchange of Act if:

	- The shares were to be traded at a price less than $5.00 per share.

	- Balanced Living had not yet met certain financial size and volume levels.

	- The shares were not registered on a national securities exchange or quoted on the NASDAQ system.

	A "penny stock" is subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Those rules require securities broker-dealers, before effecting transactions in any "penny stock,":

	- To deliver to the customer, and obtain a written receipt for a disclosure document set forth in Rule 15g-10. (Rule 15g-2)

	- To disclose certain price information about the stock (
        Rule 15g-3)

	- To disclose the amount of compensation received by the broker-dealer (Rule 15g-4) or any "associated person" of the broker-dealer (Rule 15g-5)

	- To send monthly statements to customers with market and price information about the "penny stock." (Rule 15g-6)

	All of these requirements discourage or preclude recommendations of "penny stocks" by brokers.

	Balanced Living's common stock could also become subject to Rule 15g-9, which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchasers account under certain standards and deliver written statements to the customer with information specified in the rules. (Rule 15g-9) These additional broker-dealers from effecting transactions and limit the ability of purchasers in this offering to sell their shares into any secondary market for Balanced Living's common stock.

- Balanced Living's Officers' And Directors' Liabilities Are Limited.

	Balanced Living's articles of incorporation provide that Balanced Living will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection, although, in the opinion of the federal Securities and Exchange Commission, that indemnification is against public policy.

- Balanced Living's Officers or Directors May Purchase Up To 20% of the Units in this Offering.

	Balanced Living may make sales of units to officers and directors of Balanced Living and that such persons may purchase up to 20,000 of the units offered hereby, although they have made no commitment to do so. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of Balanced Living's units. Such purchases will increase the percentage of securities being held by the officers and directors.

- Effect of Purchases of Balanced Living Units By Officers, Directors and Affiliates.

	Officers and directors of Balanced Living may purchase units sold in this offering under the same terms and conditions as the public investors. Such purchases, if made, will be in compliance with rule 10b-6 and be for investment purposes only and not for redistribution (i.e., no present intention to distribute or resell the securities). To the extent of any such purchases for investment purposes only, a portion of the units from this offering will not enter the "public float." (The public float is the amount of free-trading securities, which are immediately resalable in the trading market.) Such reduction means that there are less securities for the public investors to purchase and resell and may cause a lack of liquidity in any trading of Balanced Living's shares.

	Also, such a reduction in the public float may make possible the commitment of public investors in the absence of public demand for the offering.

                            USE OF PROCEEDS

	The uses of the proceeds available to Balanced Living from the sale of the units in this offering are estimated below, assuming that all of the units are sold. There is no assurance that all of the units will be sold. Balanced Living expects to use the net proceeds over the coming 12-month period for general corporate purposes, primarily as outlined below, assuming success of the offering.

      PURPOSE                          AMOUNT         PERCENT
      -------                          ------         -------

	Estimated Offering Expenses      $48,340         24.1%
	Debt Reduction                   $70,000         35%
	Salaries                         $40,500         20.3%
      Marketing & Advertising           $8,000          4%
      Working Capital                  $33,160	       16.6%
						   -------        ------

	Total                           $200,000        100%

	Offering Expenses. These include legal counsel fees and costs, accounting fees and costs, printing costs, mailing and travel expenses, escrow fees and costs, and related costs. This amount also includes a reserve for possible commissions payable to registered broker dealers who may be asked to assist in the offer and sale of the units. A maximum of $20,000 is reserved for this purpose and management believes that no broker dealer assistance likely will be required.

	Debt Reduction. This amount represents what is currently owed on Balanced Woman notes payable.

	Salaries. This amount is what Balanced Living estimates it will take to help defray the cost of maintaining four full-time employees over the next 12 months.

	Marketing and Advertising. This amount represents what Balanced Living estimates it will cost to purchase and print advertising brochures, mailing lists, postage, advertisements printed in magazines, newspapers, or tabloids, and the cost of paying commissions to independent sales representative.

	Working Capital. This amount represents what Balanced Living estimates it will take to cover its operating expenses not associated with any of the above listed uses. It will cover office supplies, referral fees, telephones, office equipment, rents, professional fees, insurance liability/casualty and workers comp, repairs and maintenance and other expenses associated with the day-to-day operations of Balanced Living. None of the proceeds raised hereby will be used to make any loans to Balanced Living's promoters, management or their affiliates or associates of any of Balanced Living's shareholders.

	None of Balanced Living's officers, directors or their affiliates will receive any personal financial gain from the proceeds of this offering except for reimbursement for out-of-pocket offering expenses.
No assurance can be given that any of such potential conflicts of interest will be resolved in favor of Balanced Living or will otherwise not cause Balanced Living to lose potential opportunities.

                                DILUTION

    The following table shows, on a pro forma basis as of March 31, 1999, the difference between existing shareholders (not including existing options or warrants to buy shares) and new investors purchasing units in this offering (without respect to the warrants).

                        SHARES                TOTAL
                       PURCHASED          CONSIDERATION     AVERAGE PRICE
                   NUMBER    PERCENT     AMOUNT   PERCENT      PER SHARE
                 ---------------------------------------------------------
Existing
Shareowners      762,681(1)     88%     $328,348    62%         $0.43

New Investors    250,000(2)     29%     $500,000    38%         $2.00


Total            862,681       100%     $528,348   100%
_________________

(1) Does not include options or warrants now outstanding.

(2) Includes shares acquired in debt conversions subsequent to March 31, 1999.

(3) Does not include the Class A, Class B or Class C Warrants included in the units.

	On March 31, 1999, Balanced Living had a pro-forma negative net book value of ($24,537), or a negative ($0.03) per share, based on 762,681 shares outstanding (600,000 shares outstanding plus 162,681 shares subsequently issued in debt conversions). The net book value per share is equal to Balanced Living's total assets, less its total liabilities and divided by its total number of shares of common stock outstanding. After giving effect to the sale of the units at the public offering price of $2.00 per unit, and the application of the estimated net offering proceeds, the pro forma net book value of Balanced Living, as of March
31, 1999, would have been $127,123, or $0.15 per share, respectively.
This represents an immediate increase in net book value of $0.18 per share or approximately 83% to existing shareowners, and an immediate dilution of $1.82 per share or approximately 91% to new investors purchasing shares in this offering. The following table illustrates the per share dilution in net book value per share to new investors:

		Public offering price per Unit	           $2.00

		Pro forma net book value	                ($0.03)
	  	per share as of March 31, 1999

		Increase per share attributed to 	           $0.18
		investors in this offering

		Pro forma net book value	      	     $0.15
	  	per share as of March 31, 1999,
	  	adjusted for completion of this offering

		Net book value dilution 		           $1.82
		per share to new investors

                   MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results

     Balanced Living is a new enterprise and a development stage company. Its revenues to date have been marginal, and there is no prior year or quarter period to effectively compare operating results.

	As of March 31, 1999, Balanced Living was operating at a loss. Balanced Living anticipates becoming profitable in 2000, although there can be no assurance of this result. Although Balanced Living presented its seminars to approximately 360 people in 1998, the majority of these persons were complimentary participants used to evaluate for development purposes and build reputation of referrals. This is typical for a seminar start-up company and accounts for the relatively low level of revenue earned in 1998.

Plan Of Operations

	Balanced Living's plan of operation for the next 12 months is to raise funds through this offering, present "Balanced Woman" seminars, train additional facilitators, advertise and market its seminars and products and continue to develop new products and seminar materials. In addition to providing capital to help defray the cost of salaries and marketing, management believes that a principal use of the offering proceeds will be to provide initial working capital to continue operations until sufficient revenues are generated to cover such operating expenditures internally.

	Upon successful completion of this offering, Balanced Living will recognize a net amount of $151,660. Of this amount $70,000 would be used to reduce Balanced Living's short term debt and $8,000 would be used for marketing and advertisement. Balanced Living will use $40,500, along with current revenues, on payroll for a staff of four and $31,160 for operating expenses which would include rent, utilities, and direct seminar expenses. Balanced Living believes that its inventory is sufficient for the next 12 months of projected operations, and R&D has been put on hold until Balanced Living can generate sufficient revenues.

	Inasmuch as there is no assurance that this offering will be successful or that Balanced Living will receive any net proceeds therefrom, there can be no assurance that Balanced Living will be able to maintain its current operations and continue to conduct seminars. There is also no assurance that Balanced Living will be able to sell enough of its products in inventory or attract enough participants to its seminars to generate enough business to operate profitably without the support of this offering, as discussed.

Balanced Living's Business Plan Progress

	The information in this prospectus other than historical information is "forward looking information" presenting management's beliefs and estimates about the future. These beliefs, plans and estimates are subject to significant risks. See "Risk Factors."

	Many national women's magazines, i.e., such as, "Women's Day, "McCalls", and "Self Magazine" have published personal growth articles such as the importance of nurturing your body, mind, and spirit. Dr. Andrew Weil's best selling book, Spontaneous Healing, also speaks of the need to nurture our body, mind, and spirit for good health and well-being which is a key component of personal growth. Oprah Winfrey's talk show this past year and up to the present time has featured experts and guests who specialize in personal growth for women, having identified this as a rapidly growing area of interest for women. As stated on the New York Times web site, www.nytimes.com, on February 8, 1999, in the technology segment: "Microsoft is set to introduce a new web site for women hoping to capture what many feel is the fastest growing market on the internet." Internet sites such as www.allaboutwomen.com devote much of their home page to personal growth and self-care subject matters.

	Balanced Living has reviewed many articles in magazines such as "McCalls, March 1998", "Self Magazine", 1998 and "Inc. Magazine", May 19, 1998 and "Fast Company Magazine" February/March, 1999 which support Balanced Living's curriculum. Topics that support Balanced Woman's seven principles are studied in these articles, and these articles are showing that women are placing a high value on meaningful, life enhancing products that focus on:

	- Relationships and networking
	- Relevant factual information
	- Time efficiency management
	- Reputation and support
	- Brand loyalty, and
	- The opinion of others.

	In June of 1998, Gateway to the Women's Network stated on its web page www.womensnetwork.com that in 1997, women spent $80.3 billion on these self-improvement products and services. These expenditures included self-help books, personal services, journals, and other related personal growth products.

	Balanced Living is positioned to offer a series of three seminars, multiple products and other services to re-enforce and support seminar participants seeking a balanced life. After Balanced Living's first developmental year, a market appeal has been established for Balanced Living seminars and products. This experience has proven that word-of-mouth advertising and relationship marketing, which is based on personal contacts with a potential customer due to an existing relationship or a referral from a satisfied customer is a strong influencing factor in Balanced Living's growth and market penetration.

	During 1998, Balanced Living designed and produced seminar curriculum and participant materials, and launched seminars in Salt Lake City, Utah and Newport Beach, California. Twelve seminars were taught, averaging thirty women per seminar. Many of these early seminars earned less per participant than projected for future seminars as a result of complimentary tickets provided to community opinion leaders to encourage word of mouth advertising.

	Balanced Living currently has seven customized Balanced Woman products, including:

	-  A short "affirmation book" called A Balanced Woman Knows
	- "Balanced Woman Collection" CD
	- "Picture This" Packet
	-  Balanced Woman bookmarks
	-  Seven Balanced Woman Principles "Jewel Cards"
	- "Balanced Woman" T-Shirts
	- "Sarah Smiles" bean bag doll

	Balanced Living is also selling private label personal care products, which are purchased at wholesale and sold at 100% mark-up. Product sales at seminars are steadily increasing, ranging at $3.70 per person in the first seminars to a current level of over $6.55 per person, compared with Balanced Living's own $5.00 per person target for the first year.

	Balanced Living's plan of operation through May, 2000 includes increasing the number of customers served in Salt Lake City, Utah and Denver, Colorado through seminar offerings both to the public and corporate clients, as well as increasing the average per person revenue for each seminar as paying patrons increase and complimentary tickets decline. In the past 4 months the seminar operations have improved the paid participant attendance from an average of 19 per seminar to 40, and the number of referrals given by satisfied customers has increased 54%. Balanced Living to date has held an average of 2 seminars per month. With the addition of 2-3 additional certified trainers, Balanced Living will now target an average of 6 seminars each month for a target total of eighty eight (88) seminars expected to be taught through May, 2000. Balanced Living's average participant fee income is planned to increase from $100 (due to introductory specials) to an average seminar fee of $195. Balanced Living has successfully increased its participant fee from $100 to $135 in the past 60 days and is now ready to raise its fee to $195 as of July 1, 1999. In the personal development seminar industry, the average fee for a principle-based personal growth program is well over $200 for a full day program. For example, the Lifedesigns program, which is similar to the Balanced Woman program, is $525 for their 2 day event; and The Personal Best, level one program is $399 for their 1 day event. It is Balanced Living's present intention to keep the 1 day event under $200 to help insure that most women can afford to attend.

	Balanced Living intends to add two independent contractors to facilitate its additional planned seminars, each of whom will be paid a teaching fee for each seminar taught. Each trainer will complete an extensive train-the-trainer program by June 1, 1999, and will be prepared to facilitate seminars for the remainder of 1999 and beyond. Gross seminar income is planned to average $5,000 per seminar (25-40 participants @ $195), bringing in approximately $30,000 (6 seminars @ $5000) per month, beginning June 1, 1999. Balanced Living hopes to complete the presentation of eighty eight (88) seminars through May, 2000, bringing in an approximate total seminar revenue of $442,570. Projected product sales revenue of $5,867 (This amount is calculated at $5 for each public seminar participant only (corporate seminars do not sell product) and is based on current Balanced Living public seminar product sales results of $6.55 per participant) will be in addition to the projected $442,570 in seminar revenues, bringing total Company projected revenues through May, 2000 to $448,437.

	Balanced Living projects direct seminar expenses to be maintained at the current average of $2,500 per seminar, for a total of $15,000 in such projected expenses each month. The overall Company projected expense budget, based on current experience, is expected to be approximately $510,000 through May, 2000. The projected $61,563 net loss is to be covered by the proceeds of this offering. Balanced Living does not expect to begin operating on a profitable basis until January, 2000, at which time Balanced Living expects monthly income revenues will begin to exceed monthly operating expenses. (This budget includes salaries for four full time employees.)

	Assuming the success of this offering and Balanced Living's ability to eventually operate on a profitable basis, Balanced Living would at such time try to develop and add these eight new products to the Balanced
Living product line.

	-  A new full-size hard cover book called The Balanced Woman
	- "The Balanced Woman Journal"
	-  A woman's clearing journal
	-  Meditation CD (2)
	- "Balanced Woman" Seminar cassette series
	- "Sara" Coloring Book
	- "What" Box

	Balanced Living will also be purchasing an "inner-child" CD at wholesale and selling it at retail at the seminars. Balanced Living will maintain an average of 50% mark-up on all products it distributes at its seminars.

	The foregoing forward-looking statements could be negatively impacted by an inability to recruit, hire, and retain skilled seminar facilitators, or a copyright infringement of Balanced Living's unique curriculum materials and products and resulting litigation, as well as the failure to raise a substantial portion of this Offering. The risks discussed earlier in this prospectus (See "Risks", at page 3) could also negatively effect Balanced Living's ability to meet its projection in 1999. To combat these potentially harmful conditions, Balanced Living has secured the assistance of an intellectual rights attorney and is taking every measure possible to protect and copyright all materials. Because skilled trainers will be key to Balanced Living's growth, time and attention is being placed into recruitment efforts. There is already an adequate pool of candidates from which to select.

Liquidity And Capital Resources

	Balanced Living requires the investor capital to continue the development of its business plan. While it has been able to borrow needed operating capital from its founders to date, these sources have indicated an unwillingness to continue to advance funds to the Company. Balanced Living will depend on the funds to be raised in this offering to stay in business and to implement its business plan. If this offering is unsuccessful, Balanced Living will be left to attempt to raise investor capital through other offerings or placements at different prices or configurations. Balanced Living has limited cash funds and may not be able to retain the needed professional assistance if another offering were necessary because this offering failed.

                     INFORMATION ABOUT BALANCED LIVING

An Overview Of Balanced Living

	Balanced Living produces and presents values-oriented/personal growth seminars and products aimed at women. Balanced Living operates through its wholly owned subsidiary, Balanced Woman. Balanced Woman earns revenues and profits from its seminars, products and service offerings.

	Upon completion of this offering, Balanced Living will become subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Balance Living expects to file all required annual and quarterly reports. Balanced Living intends to furnish its shareowners with annual reports containing financial statements audited by an independent public accounting firm after the end of its fiscal year on December 31.

	Balanced Living does not currently intend to pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, Balanced Living will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

History And Development Of Balanced Living

	Balanced Living was incorporated in Colorado, on July 1, 1998. Balanced Living's corporate offices are located at 6375 South Highland Drive, Suite D, Salt Lake City, Utah 84121. Balanced Living's web page address is and telephone and fax numbers are:

	- Voice: (801) 424-1624
	- Facsimile: (801) 424-1626
	- www. balancedwoman. com

	Balanced Living was formed to be a holding company and financing vehicle for Balanced Woman, and perhaps other companies or projects. On July 14, 1998, Balanced Living acquired all of the outstanding shares of common stock of Balanced Woman in exchange for shares of the common stock of Balanced Living in a tax free exchange with the shareholders of Balanced Woman shown on Balanced Woman's records at that date. Currently Balanced Living has no other business plan than to function as the holding company and financial support for Balanced Woman.

	The business concept for Balanced Woman was conceived in 1997 when several of the founders of Balanced Living attended a seminar presented by Rose Blackham in Orange County, California. Ms. Blackham had previously taught this program in California and Colorado for several years. After experiencing the positive response of the thirty participants at the Orange County seminar, Ms. Blackham and the other attending founders of Balanced Living conceived the concept of a seminar company.

	Balanced Woman was formed as a Colorado corporation in January 1998 as a company owned, managed and developed by women to provide services and products that would support and assist women. The ten founders of Balanced Living provided seed capital, and the first pilot seminar was organized and presented by Balanced Woman in February 1998 in Salt Lake City, Utah.

	In June 1998, Balanced Woman presented a seminar outside of the Salt Lake City market by organizing a seminar in Newport Beach, California. Balanced Woman perceived positive response from the Newport Beach seminar, and management felt that its business concept was showing market acceptance.

	Balanced Living is now actively engaged in program refinement and product development. Balanced Living is currently testing seven products in the marketplace. During the remainder of 1999, Balanced Living plans to continue to test seminar formats, varying the seminar hours, venues, and pricing structures. The curricula, pricing and marketing systems will be fine-tuned as research continues.

Balanced Living's Business Model

	Balanced Living teaches a curriculum and offers products and services that are based on Balanced Woman's Seven Principles of Balance:

	- The Sacred
	- Self-Care
	- Relationships
	- Play
	- Home/Career
	- Financial Serenity
	- Personal Vision.

	The product and service line includes seminars, membership-based Circles of Women, and "Balanced Woman" Products. Balanced Living also publishes a bi-monthly newsletter, which can be purchased through an annual subscription or as part of the Circles of Women membership package.

	What follows is a brief description of Balanced Living's primary service and product offerings:

Seminars
--------

	Balanced Woman currently offers a series of three seminars based on The Seven Balanced Woman Principles. Seminar I is a one-day program; Seminar II and III are both two and one-half day programs which teach the participants more in depth how to implement the principles into their daily lives. The Balanced Family, Balanced Relationships, and The
Balanced Man, as well as other related seminars, will be developed and presented as an extension of the Balanced Living curriculum within one to three years.

Wholesale/Retail Products
-------------------------

	Balanced Living has created seven unique and innovative products that invite women to actively share and live Balanced Woman principles. Each product has a meaningful purpose and has been created to support women in living the Seven Balanced Woman principles.

Circles of Women
----------------

	The Circles of Women membership has been established to provide a supportive and nurturing setting in which eight to twelve women come together monthly to be encouraged and supported in living Balanced Woman Principles and to be motivated to express their personal vision.

Business Plan
-------------

	Balanced Living has successfully launched two of its "Balanced Woman Seminar" series, a one-day seminar and a two and half day seminar, and is selling a full-range of "Balanced Woman" products to seminar participants. Catalog, direct sales, and wholesale sales to retail outlets and boutiques are still in planning and negotiation as of the date of this prospectus.

Market
------

	The primary market for Balanced Living's services and products includes women in all walks of life. The women's personal growth/life management market has increased dramatically in the last 10 years. See "Business Plan Progress."

Marketing Plan
--------------

	Balanced Living's marketing strategy has been designed with multiple approaches. For example, through relationship marketing, which is based on personal contacts with a potential customer due to an existing relationship or a referral from a satisfied customer, Balanced Living has achieved a high percentage of seminar sales. This strategy saves on marketing expenditures.

	Mass marketing (advertising to women throughout the general public, instead of to a more narrow group or specific type of women) and vertical marketing (entails advertising or selling to a specific group of women within a specific industry; for example women who are real estate agents, or women who belong to a specific organization or association) promotions are made more effective because of cross marketing relationships (advertising or selling products or services in multiple ways. For example, a customer who subscribes to Balanced Living's newsletter will receive invitations to attend Balanced Living seminars, and all of Balanced Living's products will include information about Balanced
Living's seminar series). Balanced Living is forming alliances with chambers of commerce, women's associations, key business affiliations, and independent sales associates.

Advertising and Publicity
-------------------------

	Balanced Living recognizes that a key to its success is becoming a widely known name. To accomplish this goal, Balanced Living is designing its product offerings and advertising brochures with common themes, logos and styles. These products and services will be marketed at and also sold separately from "Balanced Woman" seminars, thus taking advantage of bookstores and gift shop advertising opportunities.

Seminar Related
---------------

	Balanced Living has joined and/or will join the chamber of commerce in each of its business markets. In Salt Lake City, Balanced Living is participating in the Chamber of Commerce Women's Forum. This will increase Balanced Living's visibility and exposure within the business community and leverage its business potential across the state. Balance Living will try to repeat this model in other cities and states. Balanced Living is also actively participating in local women's business associations and business networks. Balanced Living has begun networking with several potential seminar-sponsoring organizations, and anticipates having a large number of local and national sponsoring companies with special women interests, who will financially sponsor and endorse our seminars, conferences and events.

Product Related
---------------

	Management of Balanced Living has met with several publishers to discuss and plan the development and publication of Balanced Living's first book, The Balanced Woman.

	Several consultants and contract development firms have been contacted to negotiate the arrangements for the design, development, and production of Balanced Living's products scheduled within the first phase product line. Management is also working with several women's datebook planner companies to begin plans for production of Balanced Living's customized datebook planner schedule for the second line of products.

	Several individuals with experience in retailing women's apparel and self-care products have contacted Balanced Living and are interested in contracting for the "private labeling" of products for Balanced Living.

Customer Base
-------------

	Balanced Living's current customer base is made up of a broad segment of the women's market. Products and services are designed to appeal equally to women from a wide range of lifestyles. Seminar evaluations consistently show positive responses from a wide variety of market segments, income levels, and educational/professional backgrounds. As its customer-base grows, Balanced Living will collect, compile, and analyze customer characteristics, enabling Balanced Living to create a very detailed and specific customer profile for each of the service and product lines they produce and offer.

Current Products & Services
---------------------------

	Balanced Living is positioned to offer a three-part seminar series based on:

	- Seven specific principles

	- Proprietary products that will support and reinforce "Balanced Woman" principles

	- "Circle of Women" memberships, designed to bring women together monthly in small groups in a safe and nurturing environment, to share, support, and connect.

Product offerings include:

	- The Balanced Woman Knows. book
	- The Balanced Woman Collection CD
	- The Jewel Cards
	- "Sara Smiles" Bean Bag Doll

	- Fortune Cooking Greeting Card
	- Picture this Packet
	- Balanced Woman Bookmarks
	- Self-care Product Line
	- The Balanced Woman Interludes CD
	- The Balanced Woman "T" shirt

	For instance, the "Balanced Woman Collection", a CD of the music played throughout the first seminar has proven popular. Also, the full-sized hardcover The Balanced Woman book is expected to be published by winter 1999.

Seminars
--------

	Currently Balanced Living is offering its seminars through the facilitation of Rose Blackham, a founder of Balanced Woman. Growth in revenues from Balanced Living Seminars will come from multiple facilitators in multiple locations. The "Balanced Woman Training Academy", a "train-the-trainer" program is designed to train, develop and certify high-quality, effective and inspiring trainers to facilitate each of the seminars will leverage the curriculum and allow for many more seminars than could be possible thorough Ms. Blackham alone.

Products
--------

	Ten Balanced Living products are now being designed and in various stages of completion and production, of which, seven are currently being offered for sale at seminars and through other marketing methods. Management has targeted winter 1999 to have completed and published The Balanced Woman, a book that will compliment Balanced Living seminars as well as provide independent revenue opportunity. By this same date, management intends to complete and produce all of the initial 10 items in its product line. In addition to the customized products developed and produced by Balanced Living, products will also be purchased from other sources and sold with the private "Balanced Woman" label through various distribution channels, including retail outlets, web sites, catalogues, etc.

Circles of Women
----------------

	One of the keys to maximizing on-going revenues from "Balanced Woman" Seminars is the "Circles of Women" program, providing on-going mentoring and support to women who wish to continue a program of life change as started at a seminar. Management has launched the first Balanced Living "Circle of Women" in the Salt Lake City market and has created the materials and systems necessary to support Circles of Women in both the Utah and Colorado market.

Balanced Living's Competition

	The financial and personal development information industry, while large, is highly fragmented into many niches with some competitors being successful in only certain niches, and with no company having acquired dominance in the industry.

	Many competitors have products and services that are marketed as being similar, but Balanced Living believes that its customers can quickly distinguish the difference between its products and services and those of competitors. Balanced Living believes that its strong testimonial base of satisfied customers is a growing competitive advantage.

	Balanced Living competes primarily with a large number of privately-and publicly owned, educational and publishing companies providing personal and financial development information through a variety of media. Some competitors have greater financial, marketing, distribution, technical and other resources than the Company. Some examples of competitors in this general personal development market are:

	- Anthony Robbins & Associates
	- Nightingale-Conant Corporation
	- Franklin-Covey, Inc.
	- American Marketing Systems, Inc.
	- David G. Phillips Publishing Company, Inc.
	- Agora, Inc.
	- Ted Nicholas & Associates, Inc.
	- Whitney Leadership Group
	- The Hume Group, Inc.

Balanced Living's Operations

	Accounting, purchasing, inventory control, scheduling, order processing, warehousing and shipping activities for Balanced Living are still under design and development, and exist in only the most rudimentary levels. Balanced Living expects that independent contractors working for Balanced Living will perform production and major vendor initial shipments. Balanced Living will maintain an order flow computer record-keeping system to monitor customer fulfillment and cross selling. This computer system will handle order entry, order processing, picking, billing, accounts receivable, accounts payable, general ledger, inventory control, catalog management and analysis and mailing list management. Subject to credit terms and product availability, orders will typically be shipped to customers within a short time of receiving an order. Third party contractors will print and assemble Balanced Living's audio and videotapes, manuals, transcripts, newsletters, software, inserts and the boxes in which the products are shipped.

Legal Proceedings

	As of the date of this prospectus, there is no pending litigation involving Balanced Living.

Government Regulation

	Balanced Living's business is subject to regulation under the federal Telemarketing and Consumer Fraud and Abuse Prevention Act and state laws applicable to consumer protection and telemarketing activities. See "Risk Factors." Management believes that it is in substantial compliance with all of the foregoing federal and state laws and the regulations promulgated thereunder. Any claim that the Company is not in compliance could result in judgments or consent agreements that required Balanced
Living to modify its marketing program. In the worst cases, enforcement of fraud laws can result in forcing a business to close and to subject the business and its management and employees to be subject to criminal prosecution and civil damage actions.

Balanced Living's Employees

	As of December 31, 1998, Balanced Living had three full-time employees, Jeannene Barham, Deborah Smith, and Lisa Hawthorne and no part-time employees. Employees are not represented by a labor union and are not subject to any collective bargaining arrangement. Balanced Living has never experienced a work stoppage and we believe that it has good relations with its employees and contractors.

Balanced Living's Independent Contractors

	Balanced Living uses three independent contractors (Rose Blackham for overall concept design and motivation and acting as the chief seminar facilitator; Teri Sundh for sales and marketing; and Tammy Houchen for clerical work). The independent contractors are otherwise employed and may engage in business activities outside of Balanced Living. Ms. Blackham is compensated through the issuance of an incentive stock option and expense reimbursements. Mmes. Sundh and Houchen are compensated on a cash basis. The arrangements with Mmes. Blackham, Sundh and Houchen are oral in nature.

Balanced Living's Properties

	Balanced Living rents the space in which its headquarters is located at 6375 South Highland Drive, Suite D, Salt Lake City, Utah 84121. This space contains two offices and a reception area, and comprises approximately 600 square feet. It is occupied entirely by both Balanced Living and Balanced Woman. This space is under lease by Balanced Living for a ten (10) month period at $600 per month.

	Management believes that this space will provide adequate office space to meet Balanced Living's needs for the foreseeable future. The independent contractors used by Balanced Living, as well as many of its officers, work out of home based offices and keep limited supporting files and other work for Balanced Living at their personal residences.

                      MANAGEMENT OF BALANCED LIVING

    	The following persons are the current executive officers and directors of Balanced Living.

     NAME              AGE                  POSITION
     ----              ---                  --------

Jeannene N. Barham	61	President, Secretary/Treasurer and sole
                              Director of Balanced Living and of
                              Balanced Woman

	Directors of Balanced Living are elected by the shareholders annually, or as needed by the board of directors to fill vacancies.

	Jeannene N. Barham is a founder of Balanced Living and of Balanced Woman, and has held her current position since the inception of Balanced Living and of Balanced Woman. During the last five years, Ms. Barham has been director of public relations for the Focus Foundation, a non-profit entity organized to help at-risk children. Between 1979 and 1990 she was Vice President of Marketing and Operations at The Charles Hobbs Corp. (time management seminars and products). She is active in community affairs, and currently serves as National President of the Lambda Delta Sigma sorority. Ms. Barham is the sister of Rose Blackham.

Other Key Personnel And Independent Contractors

	Rose N. Blackham is a founder of Balanced Living and of Balanced Woman, and has acted as chief facilitator in the company since the inception of Balanced Woman. During the last five years, Ms. Blackham has conducted management training and personal growth seminars as an independent contractor and consultant. She has been involved in the management training and personal development industry for over twenty
(20) years. Ms. Blackham is the originator of the "Balanced Woman" concept and is the chief facilitator for "Balanced Woman" seminars. Balanced Living regards Ms. Blackham as a visionary leader and presenter See "Information About Balanced Living - Balanced Living's Independent Contractors", page 20.

	The loss of Ms. Blackham's counsel and services would have a material adverse impact on the Balanced Living. Ms. Blackham is the sister of Jeannene Barham.

	Lisa Hawthorne is a founder of Balanced Living and of Balanced Woman and she assists with program and product development. During the past five years she was employed full time by Franklin Quest Company, Inc., first as International Operations Manager, and later as Director of Management and Employee Training and Development.

	Teri Sundh is a founder of Balanced Living and of Balanced Woman, and has assisted with developing the sales and marketing strategy for Balanced Living and Balanced Woman as an independent contractor. During the last five years, Ms. Sundh has worked as Vice President of Public Seminars for Franklin Quest Company, Inc. and as a consultant for numerous other seminar training companies. Ms. Sundh continues to do consulting work for various training companies.

Balanced Living's Executive Compensation

    	Balanced Living has not been in existence for a full year, and has not paid compensation to anyone for such a period. The following table sets forth the aggregate (total) compensation paid to the Chief Executive Officer of Balanced Living. No executive officer was paid $100,000 or more during the entire period of Balanced Woman's existence to the date of this prospectus.

      (a)                     (b)               (c)            (d)
Name And Principal
Position                     Year             Salary $       Bonus $
------------------------------------------------------------------------
Jeannene Barham       Since inception to      $48,000          -0-
President and Chief     March 31, 1999
Executive Officer

---------------
Explanation of Columns:

(c) SALARY: Total base salary earned during applicable period.

(d) BONUS: Any incentive award paid for results achieved during the applicable period. Any amounts deferred at the election of the executive are included in the reported amounts. There is no formula or criteria for determining bonuses.

Balanced Living's Employment Agreements

	No officer or employee of Balanced Living has an employment agreement with Balanced Living at this time. If Balanced Living's business plan proves initially successful, management intends to recommend to the board of directors that the president and all key employees be covered by employment agreements and non-compete provisions.

Balanced Living's Long Term Incentive Plan

	On July 6, 1998, the board of directors of Balanced Living adopted and the present stockholders approved, a 1998 Stock Option Plan, ("1998 Plan"). The 1998 Plan authorizes the granting of awards of up to 1,000,000 shares of common stock to Balanced Living's key employees, officers, directors, consultants, advisors, and sales representatives. Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1998 Plan.

The 1998 Plan is administered by the board of directors which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 1998 Plan. In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of Balanced Living). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non-qualified stock options granted under the 1998 Plan may be granted at a price determined by the board of directors, not to be less than the fair market value of the common stock on the date of grant.

	The 1998 Plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, including a "group" as defined in Section 13(d), but excluding certain stockholders of Balanced Living, became the beneficial owners of more than 25% of Balanced Living's outstanding shares of common stock.

Balanced Living's Options And Restricted Stock Grants

	The founders of Balanced Living each purchased 50,000 stock options from the Company for $500. Pursuant to such options each founder has:

	- An option to purchase up to an aggregate of 50,000 shares of common stock at an exercise price of $1.00 per share.

	- An option that has a duration of five years from date of vesting.

	- An option providing for the vesting of 10,000 shares each year for the first five years.

	- An option in which shares of the option are subject to adjustments in the event of Balanced Living's declaration of:

		- Stock dividends
		- Stock splits
		- Reclassification
		- Occurrence of other similar events.

	Balanced Living has reserved 500,000 shares of common stock for issuance of the options, and the board of directors will administer the options. At July 31, 1998, 450,000 options were issued and 50,000 more were issued November 4, 1998.

	No shares of common stock have been granted to any employee or contractor to date. Balanced Living has agreed to compensate Rose Blackham for her services to Balanced Living in incentive stock options to be issued under Balanced Living's 1998 Stock Option Plan in amounts to be negotiated. Shares of restricted stock are restricted in that, they are subject to the resale restrictions of Rule 144 of the Securities and Exchange Commission and possible vesting requirements imposed by Balanced Living.

Balanced Living's Director Compensation

    	Balanced Living has no arrangements pursuant to which directors have been compensated to date. No such director compensation has been paid. Balanced Living has no plans to pay directors' compensation.

BALANCED LIVING'S PRINCIPAL SHAREHOLDERS

	The following table shows certain information known to Balanced Living regarding the beneficial ownership of Balanced Living's common stock as of March 31, 1999, and as adjusted to reflect the shares being sold through this offering, for:

	- Each shareholder known by Balanced Living to own beneficially 5% or more of the outstanding shares of its common stock.

	- Each director.

	- All directors and executive officers as a group.

	Balanced Living believes that these beneficial owners, based on information they have furnished, have sole investment and voting power with respect to their shares, subject to community property laws where applicable.

                         Class of       Before the         After the
Name                     Security        Offering          Offering
-------------------------------------------------------------------------

Jeanneane Barham       Common stock    305,084 (40%)     305,084 (35%)

Rose Blackham          Common stock    338,128 (44%)     338,128 (39%)


All directors and
executive officers
as a group
(1 person)             Common stock    305,084  (40%)     305,084  (35%)

------------------------

1. Includes any shares that any person or group has the right to acquire anytime before March 31, 1999, pursuant to options or other rights.

2. Assumes all 100,000 shares from the offering were sold and outstanding at December 31, 1998.

3. Includes shares acquired in debt conversions subsequent to March 31, 1999

                          CERTAIN TRANSACTIONS

	All transactions between Balanced Living or Balanced Woman and their officers, directors, and principal shareowners and their affiliates will be approved by a majority of the disinterested directors of Balanced Living, who do not have an interest in the transaction and who had access, at Balanced Living's expense, to Balanced Living's or independent legal counsel, and will be on terms no less favorable to Balanced Living than could be obtained from unrelated third parties.

	At the inception of Balanced Woman, Rose Blackham entered a subscription agreement that required payment of $1,000 and the transfer of the intellectual property rights of the "Balanced Woman" concept and name to Balanced Woman in return for the issuance of 250,000 shares of stock. Balanced Woman and Rose Blackham also entered into a defining intellectual property transfer agreement. Jeannnene Barham entered into a subscription agreement that required payment of $1,000 and for Ms. Barham to be responsible for the management and recruitment of the management team for day to day operations and the continued development of the "Balanced Woman" concept in return for the issuance of 250,000 shares of stock.

	On July 5, 1998, in conjunction with the formation of Balanced Living, both Jeannene Barham and Rose Blackham entered subscription agreements requiring the payment of $500 each for 50,000 shares of Balanced Living stock each.

	On July 10, 1998, by written consent of the shareholders, of both Balanced Living and Balanced Woman, approval was given for a resolution by the board of directors, of both Balanced Living and Balanced Woman, for approval of an agreement & plan of reorganization between the two companies. Under the terms and conditions of this agreement, both Jeannene Barham and Rose Blackham where issued, upon the receipt and cancellation of their Balanced Woman certificates for 250,000 shares of stock each, 250,000 shares of Balanced Living stock each.

	Ten women who assisted in forming Balanced Living acquired stock options covering a total of 500,000 shares of Balanced Living common stock at an exercise price of $1.00 per share. These options are for 50,000 shares each and vest over a five-year period with 10,000 shares vesting for each option holder each year, assuming goals outlined in the option agreements are met. The 10 founders of Balanced Living are:

	- Rose Blackham
	- Jeannene Barham
	- Terri Sundh
	- Lisa Hawthorne
	- Linda Ford
	- Carole F. Madsen
	- Gail Showalter Soderling
	- Carol N. Jensen
	- Barbara Ann Curl
	- Keri McQuire

	On April 30, 1999, $86,421 in notes had their unpaid principal amount and any accrued interest converted into units of Balanced Living identical in terms and pricing as the units offered in this offering. Rose Blackham converted her notes and accrued interest for 38,128 units and Jeannene Barham converted her note and accrued interest for 5,084 units.

            DESCRIPTION OF THE SECURITIES OF BALANCED LIVING

The Units

	The units are specially created for the purposes of this offering. Each unit consists of one (1) share of common stock, and one each of the Class A, Class B and Class C Warrants, described below.

Balanced Living's Preferred Stock

	Balanced Living has 10,000,000 shares of preferred stock authorized, of which none are currently issued and outstanding. The board of directors is permitted to issue preferred stock in series with differing preferences and rights.

Balanced Living's Common Stock

	The authorized capital stock of Balanced Living consists of 50,000,000 shares of common stock, $0.001 par value, of which 600,000 shares were issued and outstanding on March 31, 1999. There were 2 holders of the common stock as of March 31, 1998. Subsequent to March 31, 1999 an additional 162,681 shares where issued in connection with a conversion to equity by certain note holders. Presently there is a total of 12 holders of the common stock.

	Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of Balanced Living and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefor. Upon liquidation of Balanced Living, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations of Balanced Living. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

	All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

	Balanced Living has never paid a cash dividend on the common stock. Balanced Living currently intends to retain all earnings, if any, to increase the capital of Balanced Living to effect planned expansion activities and to pay dividends only when it is prudent to do so and Balanced Living's performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by Balanced Living's board of directors.

Description Of Balanced Living's Warrants

	Balanced Living has issued three classes of common stock purchase warrants for inclusion in the units offered in this offering.

	- Class A Redeemable Warrants allow the purchase of one (1) share of common stock for $3.00.

	- Class B Redeemable Warrants allow the same one (1) share purchase, but at $5.00 per common share.

	- Class C Redeemable Warrants allow the purchase of one (1) share of Balanced Living common stock for $10.00. (When referred to together, "the Warrants".)

	- All of the Warrants are valid until December 31, 2003, when they will expire.

	All of the Warrants provide that Balanced Living is not obligated to deliver shares of common stock pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to the common stock underlying that Warrant is effective at the Securities and Exchange Commission. Balanced Living has filed a registration statement in connection with this offering, and will use its best efforts to keep that registration statement, or a replacement registration statement, current and effective as long as the Warrants are outstanding and exercisable. There are costs associated with keeping such a registration statement effective and current. There can be no assurance that the company will be able at all times to maintain an effective registration statement covering the Warrants.

	Balanced Living believes that the Warrants are qualified in those states where the units themselves have been qualified by registration or exemption from registration. The attempted exercise of a Warrant in a state where such exercise would be unlawful will not be honored.

	The number of shares of common stock that may be acquired through exercise of the Warrants (now one (1) share per Warrant) will be adjusted for all then outstanding and unexercised Warrants to give effect to any recapitalization, stock dividend or stock split taking place at Balanced Living with the respect to the outstanding common stock. Such adjustments will be made by Balanced Living, as appropriate and notice of such adjustments will be mailed to all record holders of the Warrants then outstanding.

	The Warrants may be redeemed by Balanced Living, in all or only in part, at a redemption price of $0.01 per Warrant at any time after one
(1) year from the issue date of the Warrant, if the public market price for Balanced Living's common stock (if there is any such market) equals or exceeds the exercise price for the particular Warrant. Notice of any such redemption will be given at least 30 days before the date fixed for redemption. Any Warrant selected for redemption that is still outstanding and unexercised on and after the date fixed for redemption will cease to have the rights of a Warrant and will become only a right to receive the $.01 per Warrant redemption price.

	Warrants are freely transferable, subject to requirements of applicable securities laws. Balanced Living has entered into a Warrant Agreement with its transfer agent, Interwest Transfer of Salt Lake City, Utah, to supervise the transfer and exercise of the Warrants. The form of this Warrant Agreement was filed as an exhibit to the registration statement of which this prospectus is a part.

  LIMITATIONS ON OFFICERS' AND DIRECTORS' LIABILITY AND INDEMNIFICATION

	Balanced Living's articles of incorporation provide that the Company will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection. Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Balanced Living pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

             BALANCED LIVING'S TRANSFER AGENT AND REGISTRAR

	The transfer agent and registrar for the common stock will be Interwest Transfer Company, Inc., 1981 E. 4800 South, Suite 100, Salt Lake City, Utah 84117 (801) 272-9294.

                    SHARES ELIGIBLE FOR FUTURE SALE

	Upon completion of this offering, assuming the sale of all 100,000 units being offered, Balanced Living will have outstanding 862,681 shares of common stock, not including the 1,183,043 shares now covered by warrants and options, or the assumed total of 300,000 shares covered by the Class A, Class B and Class C Warrants included in the units. Of the outstanding shares, the shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of Balanced Living, which will be subject to the resale limitations of Rule 144 adopted under the Securities Act. All of the 762,681 shares that are held by existing shareholders are "restricted" under Rule 144. Such shares will become salable by complying with Rule 144 on various dates after July 1, 1999. No shares are subject to any "lock-up" agreement or similar arrangement.

	In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

	- One percent (1%) of the then outstanding shares of the common stock.

	- The average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission.

	Sales under Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of certain current public information about Balanced Living. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of Balanced Living at any time during the 90 days immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to these limitations.

	Balanced Living's common stock is not listed or quoted on any organized exchange or other trading market, nor has Balanced Living applied for a formal listing or quotation. Balanced Living does not currently meet the numerical requirements to have its shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. A trading market may not develop or be sustained. The post-offering fair value of Balanced Living's common stock, whether or not any secondary trading market develops, is variable and may be impacted by the business and financial condition of Balanced Living, as well as factors beyond Balanced Living's control. Sales of substantial amounts of shares in any public market could cause lower market prices and even make it difficult for Balanced Living to raise capital through a future offering of its equity securities.

                 PLAN OF DISTRIBUTION FOR THIS OFFERING

No Broker-Dealer Or Selling Agent Now Planned

	Balanced Living is offering 100,000 units of Balanced Living's securities through Ms. Jeannene Barham on a "best-efforts, all or none" basis. Each unit consists of:

	- one (1) share of $.001 par value common stock

	- one (1) Class A common stock purchase Warrant

	- one (1) Class B common stock purchase Warrant

	- one (1) Class C common stock purchase Warrant

at a total purchase price of $2.00 per unit. The offering will be managed by the Ms. Barham without any underwriter, and without any underwriting discounts or sales commissions. Jeannene Barham will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of Balanced Living for such activities. In connection with her efforts, she will rely on the "safe harbor" provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934 (the "1934 Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer.

	Offering proceeds will be deposited no later than noon of the next business day after receipt into an escrow account supervised by A. Robert Thorup, Esq. of the law firm of Ray Quinney & Nebeker, 5th Floor, 79 South Main Street, Salt Lake City, Utah 84111, pending receipt of subscriptions totaling $200,000. If subscription for all 100,000 units have not been received by July 31, 1999, subject to an extension at the sole discretion of Balanced Living for an additional 30 days, all funds received will be refunded to subscribers without interest thereon nor deductions therefrom. Subscribers will have no right to return or use of their funds during the offering period.

	No one has made any commitment to purchase any or all of the units. Rather, Ms. Barham will use her best efforts to find purchasers for the units.

	Balanced Living retains the right to utilize the services of broker/dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") to offer and sell the units. Balanced Living reserves the right to pay commissions in connection with sales effectuated through participating broker/dealers in an amount not to exceed 10% of the sales price for sale effectuated by them. Prior to the involvement of any participating broker/dealer in the offering, Balanced Living must obtain a no objection position from the NASD regarding any contemplated compensation and arrangements. In view of the Commission's Division of Corporation Finance any participating broker/dealer that sells securities in this offering will be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933, as amended. Further, Balanced Living will amend the prospectus and the registration statement of which it is a part by post-effective amendment to identify a selected participating broker/dealer.

	Balanced Living reserves the right to reject any subscription in full or in part and to terminate the offering at any time. Officers, directors present shareholders of Balanced Living and persons associated with them may be sold some of the units. However, officers, directors and their affiliates shall not be permitted to purchase more than 20% of the units sold hereunder and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

                               EXPERTS

	The Consolidated balance sheets of Balanced Living, Inc. as of December 31, 1998 and the related statements of operations, stockholders' deficit and cash flows for the period ended December 31, 1998, included in this prospectus, have been included herein in reliance on the report of Pritchett, Siler & Hardy, P.C. independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                            LEGAL MATTERS

	Ray Quinney & Nebeker PC has passed on certain legal matters for Balanced Woman and for Balanced Living in connection with this offering. No attorney at Ray Quinney & Nebeker is related by blood or otherwise to any affiliate of Balanced Living or of Balanced Woman, nor does any attorney at Ray Quinney & Nebeker beneficially own any of the securities of Balanced Living or of Balanced Woman.

               WHERE CAN YOU FIND ADDITIONAL INFORMATION

	A Registration Statement on Form SB-2, including amendments thereto, relating to the units offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to Balanced Living and the units offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the commission's principal office located at:

					Securities and Exchange Commission
					450 Fifth Street, N.W.,
					Washington, D.C. 20549

Northeast Regional Office
-------------------------
					Securities and Exchange Commission
 					7 World Trade Center, 13th Floor,
					New York, New York, 10048

Midwest Regional Office
-----------------------
					Securities and Exchange Commission
					Northwest Atrium Center,
					500 West Madison Street,
					Chicago, Illinois 60661-2511

	Copies of all or any part thereof may be obtained from the public reference branch of the commission upon the payment of certain fees prescribed by the commission. The commission also maintains a site on the world wide web at http://www.sec.gov that contains information regarding registrants that file electronically with the commission.

                      BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                       CONSOLIDATED FINANCIAL STATEMENTS

                          MARCH 31, 1999 (UNAUDITED)
                                      AND
                               DECEMBER 31, 1998






















                        PRITCHETT, SILER & HARDY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS

                             BALANCED LIVING, INC.
                         [A Development Stage Company]




                                   CONTENTS

                                                             PAGE

        -  Independent Auditors' Report                        1


        -  Consolidated Balance Sheets, March 31,
            1999 (unaudited)and December 31, 1998              2


        -  Consolidated Statements of Operations, for the
            three months ended March 31, 1998 (unaudited),
            from inception on January 26, 1998 through
            December 31, 1998 and from inception on January
            26, 1998 through March 31, 1999 (unaudited)        3


        -  Consolidated Statement of Stockholders' Deficit,
            from the date of inception on January 26, 1998 through
            December 31, 1998 and March 31, 1999 (unaudited)   4


        -  Consolidated Statements of Cash Flows, for the
            three months ended March 31, 1999 (unaudited),
            from inception on January 26, 1998 through
            December 31, 1998 and from inception on January
            26, 1998 through March 31, 1999 (unaudited)        5


        -  Notes to Consolidated Financial Statements     6 - 13

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
BALANCED LIVING, INC. AND SUBSIDIARY
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of Balanced Living, Inc. and subsidiary [a development stage company] at December 31, 1998, and the related consolidated statements of operations, stockholders' deficit and cash flows from inception on January 26, 1998 through December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the consolidated financial position of Balanced Living, Inc. and Subsidiary as of December 31, 1998, and the consolidated results of their operations and their cash flows for the period from inception through December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company was only recently formed and has not yet established profitable operations, has incurred losses through December 31, 1998 amounting to $275,489, has current liabilities in excess of current assets and has a stockholders deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The accompanying consolidated balance sheet as of March 31, 1999 and the related consolidated statements of operations, stockholders' deficit and cash flows for the three month period ended March 31, 1999 and from inception on January 26, 1998 through March 31, 1999 were not audited by us, and, accordingly, we do not express an opinion on them.


/s/ Pritchett, Siler & Hardy, P.C.

April 7, 1999
Salt Lake City, Utah

                      BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]


                          CONSOLIDATED BALANCE SHEETS


                                    ASSETS


                                         March 31,
                                            1999      December 31,
                                        (unaudited)       1998
                                        ___________   ___________
CURRENT ASSETS:
  Cash in bank                             $ 37,139     $  56,663
  Inventory                                  12,027        13,227
  Prepaid assets                                600           600
                                        ___________   ___________
        Total Current Assets                 49,766        70,490

EQUIPMENT, net                                4,190         3,272
                                        ___________   ___________
                                           $ 53,956     $  73,762
                                        ___________   ___________


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Accounts payable                         $  8,026     $   5,870
  Notes payable - related party             390,000       330,000
  Accrued liabilities                         5,815         5,379
                                        ___________   ___________
        Total Current Liabilities           403,841       341,249
                                        ___________   ___________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding               -             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   600,000 shares issued and
   outstanding                                  600           600
  Paid in capital                             7,400         7,400
  Deficit accumulated during the
    development stage                      (357,885)     (275,487)
                                        ___________   ___________
        Total Stockholders' Equity
         (Deficit)                         (349,885)     (267,487)
                                        ___________   ___________
                                           $ 53,956     $  73,762
                                        ___________   ___________


  The accompanying notes are an integral part of these consolidated financial statements.

                     BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]


                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             From Inception
                          For the Three   From Inception      on January 26,
                           Months Ended    on January 26,      1998 Through
                            March 31,      1998 Through         March 31,
                              1999         December 31,            1999
                           (unaudited)         1998            (unaudited)
                          _____________   _______________    _______________

REVENUE                     $    9,869       $   14,914        $   24,783

COST OF SALES                    6,435           27,325            33,760
                          _____________   _______________    _______________
GROSS PROFIT (LOSS)              3,434          (12,411)           (8,977)
                          _____________   _______________    _______________
EXPENSES:
  General and
   administrative               81,642          248,096           329,738
                          _____________   _______________    _______________
OPERATING LOSS                 (78,208)        (260,507)         (338,715)

OTHER INCOME (EXPENSE):
  Interest expense              (4,190)         (14,980)          (19,170)
                          _____________   _______________    _______________
LOSS BEFORE INCOME TAXES       (82,398)        (275,487)         (357,885)

CURRENT TAX EXPENSE                  -                -                 -

DEFERRED TAX EXPENSE                 -                -                 -
                          _____________   _______________    _______________

NET LOSS                    $  (82,398)      $ (275,487)       $ (357,885)
                          _____________   _______________    _______________

LOSS PER COMMON SHARE:
  Basic loss per share      $     (.14)      $     (.76)       $     (.86)
                          _____________   _______________    _______________










  The accompanying notes are an integral part of these consolidated financial statements.

                     BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                FROM THE DATE OF INCEPTION ON JANUARY 26, 1998

                         THROUGH DECEMBER 31, 1998 AND

                          MARCH 31, 1999 (UNAUDITED)

                                                                     Deficit
                                                                   Accumulated
                                     Common Stock                  During the
                                _____________________   Paid in    Development
                                   Shares     Amount    Capital       Stage
                                __________ __________ ___________ ____________
BALANCE, January 26, 1998               -   $     -    $      -    $       -

Issuance of 100,000 shares
  common stock for cash,
  February 10, 1998 at $.01
  per share                       100,000       100         900            -

Effect of reorganization of
  the Company through the
  issuance of 500,000 shares
  of common stock to acquire
  "The Balanced Woman, Inc."
  pursuant to agreement and
  plan reorganization on
  July 14, 1998                   500,000       500       1,500            -

Consideration received for
  the grant of 500,000
  non-qualified stock options,
  at $.01 per underlying share
  of stock                              -         -       5,000            -

Net loss for the period ended
  December 31, 1998                     -         -           -     (275,487)
                                __________ __________ ___________ ____________
BALANCE, December 31, 1998        600,000       600       7,400     (275,487)

Net loss for the three months
  ended March 31, 1999
  (unaudited)                           -         -           -      (82,398)
                                __________ __________ ___________ ____________
BALANCE, March 31, 1999
  (unaudited)                     600,000   $   600    $  7,400    $(357,885)
                                __________ __________ ___________ ____________




















  The accompanying notes are an integral part of these consolidated financial statements.

                     BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                From Inception
                                For the Three  From Inception   on January 26,
                                 Months Ended   on January 26,   1998 Through
                                  March 31,     1998 Through       March 31,
                                     1999       December 31,         1999
                                 (unaudited)        1998          (unaudited)
                                _____________  _______________ _______________
Cash Flows Used by Operating
 Activities:
  Net loss                        $ (82,398)       $(275,487)      $(357,885)
  Adjustments to reconcile net
    loss to net cash used by
    operating activities:
     Depreciation                       168              364             532
     Changes in assets and
      liabilities:
       Increase in inventory          1,200          (13,227)        (12,027)
       Increase in prepaid
        assets                            -             (600)           (600)
       Increase in accounts
        payable                       2,156            5,870           8,026
       Increase in accrued
        liabilities                     436            5,379           5,815
                                _____________  _______________ ________________
        Net Cash Used by
        Operating Activities        (78,438)        (277,701)       (356,139)
                                _____________  _______________ ________________
Cash Flows Used by Investing
 Activities:
  Equipment purchases                (1,086)          (3,636)         (4,722)
                                _____________  _______________ ________________
        Net Cash Used by
        Investing Activities         (1,086)          (3,636)         (4,722)
                                _____________  _______________ ________________
Cash Flows Provided by Financing
 Activities:
  Proceeds from options granted           -            5,000           5,000
  Proceeds from common stock
   issuance                               -            3,000           3,000
  Proceeds from notes payable
   issuance                          60,000          330,000         390,000
                                _____________  _______________ ________________
        Net Cash Provided by
        Financing Activities         60,000          338,000         398,000
                                _____________  _______________ ________________
Net Increase in Cash                 56,663           56,663          37,139

Cash at Beginning of Period         (19,524)               -               -
                                _____________  _______________ ________________
Cash at End of Period             $  37,139        $  56,663       $  37,139
                                _____________  _______________ ________________
Supplemental Disclosures of Cash Flow information:

  Cash paid during the period for:
    Interest                      $   4,190        $  14,980       $  19,170
    Income taxes                  $       -        $       -       $       -

Supplemental schedule of Noncash Investing and Financing Activities:
  For the period ended December 31, 1998:
     The Company entered into a reorganization with The Balanced Woman, Inc. wherein the shareholders of The Balanced Woman retained 500,000 shares of stock in the Company.


  The accompanying notes are an integral part of these consolidated financial statements.

                     BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Balanced Woman, Inc. ("Subsidiary") was organized under the laws of the State of Colorado on January 26, 1998. During July, 1998 the Company was reorganized through a stock for stock exchange with Balanced
  Living, Inc. ("Parent") [See Note 2]. Balanced Living, Inc. a Colorado corporation, was organized on July 1, 1998. The Company has not raised significant revenue from planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is engaged in the business of holding motivational seminars, and selling books and other motivational products. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The company expects to adopt December 31st as its fiscal year end.

  Consolidation - The consolidated financial statements include the accounts  of
  the  Company  and its wholly-owned subsidiary, The Balanced Woman,  Inc.   All
  significant intercompany transactions have been eliminated in consolidation.

  Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Equipment  -   Equipment  is  carried at cost  and  is  depreciated  over  the estimated useful life of the equipment using the straight line method.

  Revenue Recognition - The company's revenue comes from holding motivational seminars and selling motivational products (books, cards, CD's, etc.). Revenue is recognized when the services are rendered or the product is delivered.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with SFAS 128 "Earnings Per Share". Diluted loss per share is not presented because its effect is antidilutive.

  Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Fair Value of Financial Instruments - Management estimates that the carrying value of financial instruments on the consolidated financial statements approximates their fair values.

                      BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Restatement - The financial statements have been restated to reflect the reorganization of the Company pursuant to a stock for stock exchange [See Note 2]. All references to common stock and the numbers of shares issued and outstanding have been restated to reflect the shares of common stock issued in the reorganization.

NOTE 2 - BUSINESS REORGANIZATION

  On July 14, 1998 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 500,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interests.

NOTE 3 - INVENTORIES

  Inventories consisted of finished goods in the amount of $13,227 at December 31, 1998 and $12,027 at March 31, 1999 (unaudited).

NOTE 4 - EQUIPMENT

  Equipment consists of the following:

                                    Estimated                  March 31,
                                   Useful Lives  December 31,     1999
                                     in Years       1998      (unaudited)
                                   ___________   ___________  ___________
         Office equipment             5 - 7       $ 3,636      $  4,722
                                                 ___________  ___________
                                                    3,636         4,722
         Accumulated depreciation                    (364)         (532)
                                                 ___________  ___________
                                                  $ 3,272         4,190
                                                 ___________  ___________

  Depreciation expense for the period ended December 31,1998 was $364 and for the three month period ended March 31, 1999 (unaudited) was $168.

                      BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - NOTES PAYABLE

  During 1998, the Company issued subordinated demand notes payable to various officers, shareholders, and consultants in the amount of $330,000. The notes bear interest at a rate of 10% per annum with quarterly interest payments, the notes are due on September 1, 1999. Note-holders can demand payment of the unpaid principal plus accrued interest in order to purchase other equity opportunities in the Company of equal value at any time prior to the maturity date. As of December 31, 1998, interest payments have been made in the amount of $11,816. The notes are subordinated by 80,000 warrants to purchase one share of the Company's stock at $1 per share [See Note 6].

  During the three month period ended March 31, 1999 (unaudited), the Company raised an additional $60,000 through issuing additional subordinated demand notes payable, $60,000 of which came from a private investor. Warrants for 30,000 shares of common stock were included in the transaction.

NOTE 6 - CAPITAL STOCK

  Common  Stock - In connection with its acquisition of Subsidiary  on  July
  14, 1998, the Company issued 500,000 shares of its previously authorized, but unissued common stock [See Note 2]. The Subsidiary had previously been funded with $2,000.

  During  January,  1998, the Company issued 100,000 shares of common  stock  in
  connection  with  the organization of the Company at $.01  per  share.   Total
  proceeds amounted to $1,000.

  Stock Warrants - During 1998, Subsidiary issued 165,000 common stock warrants to various officers, directors and consultants in conjunction with the issuance of subordinated notes payable [See Note 5]. Due to the reorganization of the company [See note 2], the warrants of Subsidiary were cancelled, and re-issued under the same terms by Parent during 1998. Each warrant grants the holder the right to purchase one share of the Company's common stock at a price of $1 per share. The warrants may be exercised at any time prior to March 1, 2003. An additional 30,000 warrants were issued subsequent to December, 1998.

  Stock Option Plan - During January, 1998 the Company implemented its 1998 stock option plan. The plan provides for 1,000,000 shares of common stock to be reserved for issuance to officers, directors, employees and consultants as employment incentives. As of December 31, 1998, no options have been issued under the plan. Options granted vest over a five year period and are exercisable at $1 per share. As of December 31, 1998 no options had vested.

  Non-Qualified Stock Options - As of December 31, 1998, the Company has issued a total of 500,000 options outside of the 1998 stock option plan to various officers, directors and consultants of the Company. These options are exercisable at $1 per share, and vest over a five-year period, based upon certain conditions specified in the option agreement. The options expire five years from the date of vesting. As of December 31, 1998, no options had vested.

                      BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK [Continued]

  A summary of the status of the options granted under the Company's stock option plans and other agreements at December 31, 1998 and changes during the period then ended is presented in the table below:
                                                           March 31, 1999
                                     1998                   (unaudited)
                          _________________________  _________________________
                                   Weighted Average           Weighted Average
                            Shares  Exercise Price    Shares   Exercise Price
                          _________ _______________  _________ _______________
  Outstanding at beginning
   of period                     -      $      -            -      $      -
  Granted                  500,000          1.00      500,000          1.00
  Exercised                      -             -            -             -
  Forfeited                      -             -            -             -
  Canceled                       -             -            -             -
                          _________    ____________  __________    ___________
  Outstanding at end of
   period                  500,000      $   1.00      500,000      $   1.00
                          _________    ____________  __________    ___________
  Exercisable at end of
   period                        -      $   1.00            -      $   1.00
                          _________    ____________  __________    ___________
  Weighted average fair
   value of options
   granted                 500,000      $      -      500,000      $      -
                          _________    ____________  __________    ___________

  The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended December 31, 1998: risk-free interest rate of 4.879%, expected dividend yield of 0%, expected life of 5 years, and expected volatility of 0%.

  A summary of the status of the options outstanding under the Company's stock option plans and other agreements at December 31, 1998 is presented below:

                     Options Outstanding               Options Exercisable
           ________________________________________ _________________________
                            Weighted-
                             Average      Weighted-                Weighted-
  Range of                  Remaining      Average                  Average
  Exercise     Number      Contractual    Exercise     Number      Exercise
   Prices    Outstanding      Life         Price     Exercisable     Price
  ________ ______________ ____________   __________ _____________ ___________
   $1.00      500,000       5 years        $1.00          0          $1.00

                      BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK [Continued]

  The Company accounts for its option plans and other option agreements under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, since all options granted were granted with exercise prices at market value or above, no compensation cost has been recognized in the accompanying financial statements. Had compensation cost for these options been determined based on the fair value at the grant dates for awards under these plans and other option agreements consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net income and earnings per common share would have been the proforma amounts as indicated below:

                                                        Period Ended
                                        Period Ended      March 31,
                                        December 31,        1999
                                            1998         (unaudited)
                                       _____________    _____________

    Net Loss           As reported      $ (275,487)       $ (82,398)
                       Proforma         $ (275,487)       $ (82,398)

    Loss per share     As reported           $(.76)           $(.14)
                       Proforma              $(.76)           $(.14)

NOTE 7 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 1998 the Company has available unused operating loss carryforwards of approximately $275,459, which may be applied against future taxable income and which expire in 2013.

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $93,000 as of December 31, 1998 with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $93,000 during 1998.

                     BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share for the period ended December 31, 1998.

                                              Weighted-Average
                                    Loss           Shares        Per-Share
                                 (Numerator)   (Denominator)       Amount
                                ____________  ________________  ___________
  Basic loss per share
     Net loss                    $ (275,487)       362,436         $ (.76)
                                                                ___________
  Effect of dilutive securities
     Warrants                             -              -
     Options                              -              -
                                ____________  ________________
  Diluted loss per share
     Net loss + assumed
      conversions                $ (275,487)       362,436         $ (.76)
                                ____________  ________________  ___________

  The Company had at December 31, 1998, options and warrants to purchase 500,000 and 80,000 shares of common stock , respectively, at prices of $1.00 per share, that were not included in the computation of diluted loss per share because their effect was anti-dilutive (the exercise price of the options and warrants was greater than the average market price of the common shares).

NOTE 9 - COMMITMENTS

  The Company has agreed to compensate a majority shareholder of, and independent contractor to, the Company for her services to the Company in shares of the Company's restricted common stock. The exact number of shares has yet to be negotiated with the board of directors of the Company, and may be subject to vesting rights imposed by the Company. No amounts have been accrued in the accompanying financial statements for this agreement to issue stock.

NOTE 10 - SUB-LEASE AGREEMENT

  During 1998, the Company entered into an agreement to sub-lease office space. The term of the lease is 10.5 months, with no option to renew. The agreement terminates on June 1, 1999. Total base rent amounts to $6,300 and is due in monthly installments of $600.

NOTE 11 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company paid $42,000 in salary to the Company's President/Secretary-Treasurer during the period ended December 31, 1998.

  Shareholder Advance - During the period ended December 31, 1998, the Company made advances to the President/Secretary-Treasurer of the Company totaling $1,000. The advances were non-interest bearing and were repaid in full, prior to December 31, 1998.

                     BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - RELATED PARTY TRANSACTIONS [Continued]

  Notes Payable - As of December 31, 1998 the Company had outstanding subordinated demand notes payable to various officers, directors, shareholders and consultants totaling $330,000 [See Note 5]. Of the notes, $10,000 were issued to the Company's President/Secretary-Treasurer, and $50,000 were issued to a majority shareholder.

  Stock Warrants - During the period ended December 31, 1998, the Company issued 80,000 common stock warrants to various officers, directors and consultants [See Note 6]. Of the 80,000 warrants, 5,000 were issued to the Company's President/Secretary-Treasurer, and 25,000 were issued to a majority shareholder.

  Stock Options - During the period ended December 31, 1998, The Company issued 500,000 stock options to various officers, directors and consultants [See Note 6]. Of the 500,000 options, 50,000 were issued to the Company's
  President/Secretary-Treasurer,  and  50,000  were   issued   to   a   majority
  shareholder.

NOTE 12 - DEVELOPMENT STAGE COMPANY

  The Company was formed with a very specific business plan. However, the possibility exists that the Company could expend virtually all of its working capital in a relatively short time period and may not be successful in establishing on-going profitable operations.

NOTE 13 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations, has incurred significant losses since inception, and has a stockholder's deficit. The Company also has current liabilities in excess of current assets (a working capital deficiency). These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds through loans and/or through additional sales of its common stock which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                     BALANCED LIVING, INC. AND SUBSIDIARY
                         [A Development Stage Company]

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS

  Proposed Public Offering of Common Stock - The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. The Company proposes to sell 200,000 "Units" at a price of $2 per Unit, which price has been arbitrarily determined by the Company. Each Unit consists of one share of the Company's $.001 par value common stock sold at $2 per share, one "Class A Warrant" to purchase one share of common stock at $3 per share, one "Class B Warrant" to purchase one share of common stock at $5 per share, and one "Class C Warrant" to purchase one share of common stock at $10 per share. All warrants issued under the offering will expire on December 31, 2003. The warrants are callable if, after one year from the issuance date, public trading develops and trading occurs for at least 20 consecutive days. The warrants are callable at $.01 per warrant upon 30 days notice by the Company to warrant holders. The Units will be offered and sold by officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. If a registered broker dealer is used in selling any of the units, a 10% sales commission will be paid to those broker dealers who assist in selling the units. The Company has not incurred any stock offering costs as of December 31, 1998, but any such costs will be netted against the proceeds of the proposed public offering.

  Subordinated Demand Notes-Payable - Subsequent to December, 1998 the Company issued additional subordinated demand notes payable for proceeds totaling $60,000. Warrants for 30,000 shares of common stock were also issued in the transaction.

  Retirement of Notes Payable - Subsequent to the date of this audit, the Company retired $320,000 of the principal balance of Subordinated Demand Notes Payable and $5,348 of accrued interest for the issuance of common stock at $2.00 per share for a total of 162,681 shares of common stock issued. Partial shares were rounded up to the next whole share. The Company also issued with each share of of common stock, one "Class A Warrant" to purchase one share of common stock at $3 per share, one "Class B Warrant" to purchase one share of common stock at $5 per share, and one "Class C Warrant" to purchase one share of common stock at $10 per share. All warrants issued will expire on December 31, 2003. The warrants are callable if, after one year from the issuance date, public trading develops and trading occurs for at least 20 consecutive days. The warrants are callable at $.01 per warrant upon 30 days notice by the Company to warrant holders.

No dealer, salesman or other person
is authorized to give any
information or to make any                             BALANCED
representations other than those
contained in this prospectus in                         LIVING
connection with the offer made
hereby.  If given or made, such                          INC.
information or representations must
not be relied upon as having been
authorized by the
Company.  This prospectus does not
constitute an offer to sell or a
solicitation of an offer to buy any
of the securities covered hereby in
any jurisdiction or to any person
to whom it is unlawful to make such
offer or solicitation in such
jurisdiction.  Neither the delivery
of this prospectus nor any sale
made hereunder shall, in any
circumstances, create any
implication that there has been no
change in the affairs of Balanced
Living since the date hereof.                         100,000

								 COMMON STOCK UNITS

TABLE OF CONTENTS

Item	                        Page

Prospectus Summary..............3
Risk Factors....................4
   Risks Inherent in 					     PROSPECTUS
   Balanced Living..............4			      --------
   Risks Related to the
   Nature of Balanced
   Living's Business............5
   Risks Related to Balanced
   Living's Offering............6
Use of Proceeds.................9
Dilution.......................10
Management's Discussion
& Analysis of Financial
Condition and Results of
Operations.....................11
Information About
Balanced Living................14
Management of Balanced
Living.........................20                      [LOGO]
Balanced Living's
Principal Shareholders.........23
Certain Transactions...........23
Description of Common
Stock of Balanced Living.......24
Shares Eligible for
Future Sale....................26
Balanced Living's
Plan of Distribution...........27
Experts........................28
Legal Matters..................28
Where Can You Find
Additional Information.........28
Balance Living's Financial
Statements
Notes to Financial Statements	F-1                   MAY    ,  1999


			   BACK COVER PAGE OF PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers

	The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

	Section 7-109-102 of the Colorado Code grants authority to a Colorado corporation to indemnify officers and directors as follows:

     (1) Except as provided in subsection (4), below, a corporation may indemnify a person made a party to a proceeding because
	   the person is or was a director against liability incurred in the proceeding if:

   	   (a) The person conducted himself or herself in good faith; and
   	   (b) The person reasonably believed:

		 (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

	      (II)  In all other cases, that his or her conduct was at
                  least not opposed to the corporation's best interests;
	            and

         (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) Indemnification is appropriate as to a director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the
	   participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of (1), above. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to
	   satisfy the requirements of paragraph (a) of (1), above.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the statutory standard of conduct.

     (4) A corporation may not indemnify a director:

         (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

	   (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which
	       proceeding the director was adjudged liable on the basis that
		 he or she derived an improper personal benefit.

     (5) Indemnification must be limited to reasonable expenses incurred in connection with the proceeding.

     (6) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

    	The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Colorado Business Corporation Act.

ITEM 25. Other Expenses of Issuance and Distribution*

    	The following table sets forth the estimated costs and expenses to be paid by Balanced Living in connection with the offering described in the Registration Statement.

Amount

	SEC registration fee 	                          $  590
	Blue sky fees and expenses	                  $  2,000
	Printing and shipping expenses	            $    500
	Contingent Broker Commissions	                  $ 20,000
	Legal fees and expenses	                        $ 20,000
	Accounting fees and expenses	                  $  4,000
	Transfer, Escrow and Miscellaneous expenses	$  1,250

	Total                                           $ 48,340

* All expenses except SEC registration fee are estimated.

ITEM 26. Recent Sales of Unregistered Securities

	On July 1, 1998, 100,000 shares of unregistered Balanced Living common stock were issued to Ms. Barham and Ms. Blackham (50,000 each) in return for $500.00 that each contributed to the capital of Balanced Living. These shares were issued in reliance on the exemption found in Section 4(2) of the Securities Act and corollary state exemptions. Both Ms. Blackham and Ms. Barham were qualified as accredited investors at the time of this transaction and had access to Balanced Living's financials and other financial, corporate and business information and records.

	On July 14, 1998, Balanced Living agreed to issue 250,000 shares of unregistered common stock to each of Ms. Barham and Ms. Blackham in exchange for their shares of equal number in The Balanced Woman, Inc. This offering was conducted in reliance on Section 4(2) of the Securities Act and state corollary exemptions. Both Ms. Blackham and Ms. Barham qualified as accredited investors at the time of this transaction and had access to Balanced Living's financials and other financial, corporate and business information and records.

	On July 15, 1998, Balanced Living borrowed $160,000 from seven persons and in that connection issued a total of 80,000 warrants to purchase a total of 80,000 shares of Balanced Living's common stock, at $1.00 per share, to these same persons. Balanced Living believes that these notes and warrants were issued under the exemption of
Section 4(2) of the Securities Act, and corollary state exemptions. Each of these persons were sophisticated and knowledgeable, and were involved with the formation of Balanced Living and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On August 12, 1998, Balanced Living borrowed $25,000 from Jolley Family Trust and in that connection issued a total of 12,500 warrants to purchase a total of 12,500 shares of Balanced Living's common stock, at $1.00 per share to this same investor. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. This investor is sophisticated and knowledgeable, and was involved with the formation of Balanced Living and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On August 24, 1998, Balanced Living borrowed $40,000 from Carol
N. Jensen and in that connection issued a total of 20,000 warrants to purchase a total of 20,000 shares of Balanced Living's common stock, at $1.00 per share to this same investor. Balanced Living believes that these notes and warrants were issued under the exemption of
Section 4(2) of the Securities Act, and corollary state exemptions. This investor is sophisticated and knowledgeable, and was involved with the formation of Balanced Living and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On October 30, 1998, Balanced Living borrowed $25,000 from Rose Blackham and in that connection issued 12,500 warrants to purchase a total of 12,500 shares of Balanced Living's common stock, at $1.00 per share, to same investor. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. Ms. Blackham was qualified as an accredited investors at the time of this transaction and had access to Balanced Living's financials and other financial, corporate and business information and records.

	On November 4, 1998, Balanced Living borrowed $5,000 from Linda Ford and in that connection issued a total of 2,500 warrants to purchase a total of 2,500 shares of Balanced Living's common stock, at $1.00 per share, to Ms. Ford. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. This investor is sophisticated and knowledgeable, and was involved with the formation of Balanced Living and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On December 4, 1998, Balance Living borrowed $ 40,000 from Kim and Shannon Lundgren and in that connection issued a total of 20,000 warrants to purchase a total of 20,000 shares of Balanced Living's common stock, at $1.00 per share, to such investor. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. This investor is accredited and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On December 4, 1998, Balance Living borrowed $25,000 from Kent G. and Marianne C. Stephens and in that connection issued a total of 12,500 warrants to purchase a total of 12,500 shares of Balanced
Living's common stock, at $1.00 per share, to Kent G. and Marianne C. Stephens. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. This investor is sophisticated and knowledgeable and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On December 9, 1998, Balanced Living borrowed $10,000 from Neidda Shehady and in that connection issued a total of 5,000 warrants to purchase a total of 5,000 shares of Balanced Living's common stock, at $1.00 per share, to Ms. Shehady. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. This investor is sophisticated and knowledgeable and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover this investor had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

	On March 15, 1999, Balanced Living borrowed $60,000 from Rose Blackham and in that connection issued 30,000 warrants to purchase a total of 30,000 shares of Balanced Living's common stock, at $1.00 per share, to same investor. Balanced Living believes that these notes and warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions. Ms. Blackham was qualified as an accredited investors at the time of this transaction and had access to Balanced Living's financials and other financial, corporate and business information and records.

	On April 30, 1999, Balanced Living had 12 of Balanced Woman's note holders accepted an offer approved by the board of directors of Balanced Living to convert their unpaid principal amount and any accrued interest into Balanced Living units @ $2.00 per unit. A total of $328,517 was converted to 162,765 units. Each unit will consist of one share of Balanced Living, Inc. common stock, one Class A Warrant exercisable at $3.00, one Class B Warrant exercisable at $5.00 and one Class C Warrant exercisable at $10.00. All of the warrants are valid until December 31, 2003, when they expire. Balanced Living believes that these shares and warrants were issued under the exemption of
Section 4(2) of the Securities Act, and corollary state exemptions.
Each of these persons were sophisticated and knowledgeable, and were involved with the formation of Balanced Living and had access to Balanced Living's financials and other financial, corporate and business information and records. Moreover each of these persons had the economic ability to lose the enter amount of their investment without a material adverse effect on their ongoing ability to provide for their families or their dependents.

ITEM 27.  Exhibits

  Index	SEC Reference
Exhibit No. Document

   *3.1	Articles of Incorporation
   *3.2	By-Laws
   *4.1  	Agreement & Plan of Reorganization with The Balanced
            Woman, Inc.
   *4.2  	Stock Option Agreement with Jeannene Barham
   *4.3	Stock Option Agreement with Rose Blackham
   *4.4 	Stock Option Agreement with Terri Sundh
   *4.5 	Stock Option Agreement with Lisa Hawthorne
   *4.6 	Stock Option Agreement with Linda Ford
   *4.7  	Stock Option Agreement with Carole F. Madsen
   *4.8 	Stock Option Agreement with Gail Showalter Soderling

   *4.9   	Stock Option Agreement with Carol N. Jensen
   *4.10 	Stock Option Agreement with Barbara Ann Curl
   *4.11 	Stock Option Agreement with Keri McGuire.
   *4.12 	Form of Promissory Note used with private investors
   *4.13	Form of Securities Purchase Agreement used with private
            investors
   *4.14 	Form of $1.00 per share Warrants used with private
            investors
   *5		Opinion on Legality
  *10.1     Stock Option Plan
  +10.2	Intellectual Property Transfer Agreement
  *21		Subsidiaries of the small business issuer
  +24.1	Consent of Pritchett, Siler & Hardy P.C.
  *24.2  	Consent of Counsel to Issuer (included in Exhibit 5)
  *27    	Financial Data Schedule
  *99.1  	Form of Subscription Agreement
  *99.2	Form of Class A Warrant
  *99.3	Form of Class B Warrant
  *99.4 	Form of Class C Warrant
  *99.5  	Form of Warrant Agreement with Trust Agreement
  *99.6	Lease Agreement
  +99.7	Escrow Impoundment Agreement
-----------------
*	Previously filed
+ 	To be filed by amendment

ITEM 28. Undertakings

	Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes to:

	(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

		Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
	424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution.

	(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

	(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                              SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in Salt Lake City, Utah, on May 12, 1999.

					Balanced Living, Inc.

					By: /s/  Jeannene Barham
					---------------------------------------
					Jeannene Barham, Chief Executive Officer,
                              Director, and President


	Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures			          Title 			        Date
----------                        -----                       ----

/s/ Jeannene Barham
--------------------
Jeannene Barham 		Chief Executive Officer           May 12, 1999
             		President, Chief Financial
                        Officer and Director